SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 20, 2003


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                        0-27721                84-1075269
(State or other Jurisdiction of    (Commission File No.)       (IRS Employer
         Incorporation)                                      Identification No.)


                           13715 Murphy Road, Suite D
                              Stafford, Texas 77477
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (281) 403-8500
              (Registrant's telephone number, including area code)

Item 9. REGULATION FD DISCLOSURE.

     The Company failed to make payments of approximately $125,000 due February 20, 2003 to the secured and unsecured creditors under its confirmed Amended Joint Plan of Reorganization dated January 4, 2002. The Company has insufficient capital to make the payments due, and does not anticipate that additional capital will be available for making those payments in the future. All assets of the Company have been pledged to secure obligations to its secured creditors. The Company anticipates that its creditors will pursue all of their lawful remedies which will cause the Company to discontinue its operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EBIZ ENTERPRISES, INC.


February 21, 2003                       By: /s/ Mike Colesante
                                            ------------------------------------
                                            Mike Colesante
                                            Chief Financial Officer